Exhibit 99.1

   PERRIGO ANNOUNCES VOLUNTARY PRODUCT RECALL AND REAFFIRMS FULL YEAR EARNINGS

               (Nationwide Recall of Acetaminophen 500 Mg Caplets)

     Contact:
     Perrigo Consumer Affairs Department
     (877) 546-0454

     ALLEGAN, Mich., Nov. 9 /PRNewswire-FirstCall/ -- The Perrigo Company (Nasdaq: PRGO; TASE) announced today that it has initiated a voluntary, nationwide product recall to the retail level of certain lots of its store brand Acetaminophen 500 mg caplets containing raw material purchased from a third party supplier. This OTC product is indicated for pain relief and fever reduction.

     John Hendrickson, EVP and General Manager of Perrigo Consumer Healthcare stated, "Our quality control systems noted trace amounts of metal particulate in a very small number of these caplet products. Although the frequency of occurrence is very low, the probability of health risk is remote, and there have been no reports of injuries or illness related to this incident, we are taking this measure to maintain the highest possible product quality standards for our retail customers and their store brand consumers."

     Perrigo is informing its customers, including distributors and retailers, about this recall today, which affects 383 batches, and has outlined steps it will take to facilitate product replacement. Questions or concerns about this product should be directed to Perrigo's Consumer Affairs Department, toll free, 877-546-0454. Any adverse reactions experienced with the use of this product should also be reported to the FDA MedWatch Program by phone at 800-FDA-1088, by fax at 800-FDA-0178 or on the MedWatch website at http://www.fda.gov/medwatch. Perrigo continues to proactively work with the FDA throughout this process.

     The operational scope and financial impact of this issue were not estimable at the time of the October 31, 2006 earnings conference call and related Form 8-K filing with the SEC. As the Company obtained more information, the decision was reached to recall these products. The total cost of the recall for sales returns, handling of on-hand inventories and disposal is estimated to be $2.9 million. Discussions are on-going with the raw material supplier to determine the extent to which the recall-related costs may be recoverable.

     The Company determined that a portion of the total cost of the recall related to the first quarter of fiscal 2007. Therefore, the fiscal first quarter results included in the Form 10-Q filing with the SEC today will include a charge after-tax of $667 thousand or $0.01 EPS. As a result, fiscal first quarter EPS is $0.18 versus the $0.19 previously communicated.

     Perrigo reaffirms its full year fiscal 2007 earnings range of $0.86 - $0.91 per share excluding restructuring costs related to the previously announced plant closures.

     The Perrigo Company is a leading global healthcare supplier and the world's largest manufacturer of over-the-counter (OTC) pharmaceutical and nutritional products for the store brand market. Store brand products are sold by food, drug, mass merchandise, dollar store and club store retailers under their own labels. The Company also develops, manufactures and markets prescription generic drugs, active pharmaceutical ingredients and consumer products, and operates manufacturing facilities in the United States, Israel, United Kingdom, Mexico, Germany and China. Visit Perrigo on the Internet (http://www.perrigo.com).

     Note: Certain statements in this press release are "forward-looking statements" within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbor created thereby. These statements relate to future events or the Company's future financial performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results, levels of activity, performance or achievements of the Company or its industry to be materially different from those expressed or implied by any forward-looking statements. In particular, statements about the Company's expectations, beliefs, plans, objectives, assumptions or future events or performance contained in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by terminology such as "may," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "estimate," "predict," "potential" or the negative of those terms or other comparable terminology. The Company has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While the Company believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company's control. These and other important factors, including those discussed under "Risk Factors" in the Company's Form 10-K for the year ended July 1, 2006, as well as the Company's subsequent filings with the Securities and Exchange Commission, may cause actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements. The forward-looking statements in this press release are made only as of the date hereof, and unless otherwise required by applicable securities laws, the Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SOURCE  Perrigo Company
     -0-                       11/09/2006
     /CONTACT: Arthur J. Shannon, Vice President, Investor Relations and Communication, +1-269-686-1709, E-mail: ajshannon@perrigo.com , or Ernest J. Schenk, Manager, Investor Relations and Communication, +1-269-673-9212, E-mail: eschenk@perrigo.com , both of Perrigo Company/
     /First Call Analyst: /
     /FCMN Contact: pblain@perrigo.com /
     /Web site:  http://www.perrigo.com /
     (PRGO)